EXHIBIT 10.10

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of November 30, 2007, by XCEL Japan Ltd. (the “Guarantor”), for the benefit of GVEC Resource IV Inc., as Arranger and Agent (the “Agent”) and the Lenders (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as herein defined).

RECITALS:

A.            Pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”) between and among EMRISE Corporation, a Delaware corporation (the “Parent”), each of Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with the Parent, the “Borrowers”), the Agent, and the Lenders from time to time party thereto (the “Lenders”), the Lenders are willing to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof.

B.            The Guarantor is an indirect wholly owned subsidiary of the Parent and, as such, will benefit by virtue of the financial accommodations extended to the Parent by the Lenders.

C.            In order to induce the Lenders to enter into the Credit Agreement and to extend the financial accommodations to the Borrowers pursuant to the Credit Agreement, and in consideration thereof, the Guarantor has agreed to guarantee the Guaranteed Obligations.

NOW, THEREFORE, as an inducement to the Lenders to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY

Section 1.1.            Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Agent, for the benefit of the Lenders, and the Guarantor shall be liable for (a) the due and punctual payment of all Obligations including, without limitation, the principal of, and interest (including any interest that, but for the commencement of any applicable bankruptcy or insolvency proceeding, would have accrued) on, any and all premium on, and any and all expenses incurred in connection with, the Obligations pursuant to the terms of the Credit Agreement, and (b) the due and punctual performance of all of the covenants and obligations owing to the Agent and the Lenders (the “Guaranteed Obligations”).

Section 1.2.            Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection. This Guaranty may not be revoked by the Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by the Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of the Guarantor to the Agent or any Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Agent and any permitted assignee of the Agent and shall not be discharged by the assignment or negotiation of all or part of the Agent’s or any Lender’s rights under the Credit Agreement.

Section 1.3.            Payment By the Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantor shall, immediately upon demand by the Agent, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Agent at the Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.4.            No Duty To Pursue Others. The liability of the Guarantor shall be direct and immediate as a primary and not a secondary obligation or liability. It shall not be necessary for the Agent (and the Guarantor hereby waives any rights which the Guarantor may have to require the Agent), in order to enforce the obligations of the Guarantor hereunder, first to (a) institute suit or exhaust its remedies against any Borrower or others liable on the Loans or the Guaranteed Obligations or any other Person, (b) enforce the Agent’s rights against any collateral which shall ever have been given to secure the Loans, (c) enforce the Agent’s rights against any other guarantors of the Guaranteed Obligations, (d) join the Borrowers or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to the Agent or any Lender against any collateral which shall ever have been given to secure the Loans, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Neither the Agent nor the Lenders shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.5.            Waivers.

(a)           Without limitation to any other waivers contained in this Guaranty, the Guarantor acknowledges and agrees to the provisions of the Loan Documents, and hereby waives notice of: (i) any loans or advances made by the Lenders to any of the Borrowers; (ii) acceptance of this Guaranty; (iii) any amendment or extension of the Credit Agreement or of any other Loan Documents; (iv) the execution and delivery by the Borrowers and the Agent or any Lender of any other loan or credit agreement or of any Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Collateral; (v) the occurrence of any breach by any Borrower under any of the Loan Documents or an Event of Default; (vi) the Agent’s or any Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof; (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations; (viii) protest, proof of non-payment or default by any Borrower; and (ix) any other action at any time taken or omitted by the Agent or any Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

(b)           Without limitation to any other waivers contained in this Guaranty, the Guarantor hereby waives, to the fullest extent permitted by law: (i) presentment, demand, protest, diligence, notice of demand, notice of protest, notice of dishonor, notice of nonperformance, notice of non-payment, notice of acceptance and all other notices and other formalities which may be required by statute, rule of law or otherwise to preserve intact Agent’s rights against the Guarantor under this Guaranty; (ii) all benefits and defenses under California Civil Code (“CC”) Section 2849, including the right, if any, to the benefit of, or to direct application of, any security hypothecated to, the Agent, until all the Obligations, howsoever arising, shall have been paid and/or performed; (iii) all benefits and defenses under CC Section 2845, including the right to require the Agent to proceed against any Borrower or to pursue any other remedy in the Agent’s power; (iv) all benefits and defenses under CC Section 2850, including the right to require the Agent to proceed against or exhaust any security or Collateral the Agent may hold; (v) any defense arising by reason of any disability or other defense of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower other than full payment of and full performance of the Obligations; (vi) all statutes of limitations as a defense in any action or proceeding brought against the Guarantor by the Agent, to the fullest extent permitted by law (and the Guarantor agrees that any partial payment by any Borrower or other circumstances which operate to toll any statute of limitations as to any Borrower shall also operate to toll the statute of limitations as to the Guarantor); (vii) any defense based upon Agent’s failure to perfect or continue the perfection of any lien or security interest in Collateral that secures the Obligations; (viii) any defense arising due to any failure by the Agent to inform the Guarantor of any facts the Agent may now or hereafter know about any Borrower or any Borrower’s financial condition; (ix) all benefits and defenses under CC Section 2809 purporting to reduce a guarantor’s obligations in proportion to the principal obligation, and the Guarantor agrees that by doing so the Guarantor’s liability may be larger in amount or more burdensome than that of the Borrowers; (x) all benefits and defenses under CC Section 2810, and the Guarantor agrees that by doing so the Guarantor is liable even if the Borrowers had no liability at the time of execution of the Loan Documents or thereafter ceased to be liable; (xi) all rights and benefits of CC Section 2819, and the Guarantor agrees that by doing so the Guarantor’s liability shall continue even if the Agent alters any Obligation in any respect or the Agent’s remedies or rights against any Borrower are in any way impaired or suspended without the Guarantor’s consent, whether or not due to the act or omission of the Agent; (xii) any defense based on any action taken or omitted by the Agent in any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; and (xiii) all other rights and remedies now or hereafter accorded by applicable law to sureties or guarantors.

(c)           Without limiting the generality of the foregoing and without limitation to any other waivers contained in this Guaranty, the Guarantor waives, to the fullest extent permissible by law, all benefits and defenses under CC Sections 2847 and 2848 and agrees that the Guarantor shall have no right of subrogation or reimbursement against any Borrower and no right of contribution against any other guarantor or pledgor unless and until all Obligations have been satisfied and the Agent has released, transferred or disposed of all of its right, title and interest in any Collateral.

(d)           Without limiting the generality of the foregoing and without limitation to any other waivers contained in this Guaranty, the Guarantor hereby waives, to the fullest extent permitted by law, any and all rights and defenses a guarantor or surety would otherwise have under applicable California law to the enforcement of this Guaranty, including, but not limited to, all rights and defenses arising under or by virtue of or pursuant to the provisions of CC Sections 2787 to 2855, inclusive, and CC Sections 2899 and 3433, and any additional rights or defenses relating any of the foregoing statutory provisions pursuant to any applicable judicial decisions of the State of California.

(e)           The Guarantor acknowledges that the waivers made by the Guarantor in this Guaranty are made knowing that their intent is to deprive the Guarantor of the benefits and defenses that would or could otherwise be available to the Guarantor under the statutory provisions referenced herein.

Section 1.6.            Payment of Expenses. In the event that the Guarantor should breach or fail to timely perform any provision of this Guaranty, the Guarantor shall pay on demand to the Agent all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Agent in the enforcement hereof or the preservation of the Agent’s rights hereunder. The covenant contained in this Section 1.6 shall survive the payment of the Guaranteed Obligations.

Section 1.7.            Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, the Agent or any Lender must rescind or restore any payment, or any part thereof, received by the Agent or any Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to the Guarantor by the Agent shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of the Guarantor that the Guarantor’s obligations hereunder shall not be discharged except by the Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.8.            Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty and without limitation to any other waivers contained in this Guaranty, the Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Agent or the Lenders), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by the Guarantor under or in connection with this Guaranty or otherwise until ninety one (91) days after the Agent has received payment in full of the Obligations.

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING OR
DISCHARGING GUARANTOR’S OBLIGATIONS

The Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and without limitation to any other waivers contained in this Guaranty waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which the Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1.            Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Credit Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between the Borrowers and the Agent or any Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of the Agent to notify the Guarantor of any such action.

Section 2.2.            Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Agent or any Lender to any Borrower or any other guarantor.

Section 2.3.            Condition of Borrowers or Guarantor. (a) The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrower, the Guarantor, any other guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Borrower or the Guarantor, (b) Agent’s or any Lender’s election, in any proceeding instituted under the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or any successor statute, (c) any borrowing or any grant of a security interest under Section 364 of the United States Bankruptcy Code or (d) any action taken or omitted by the Agent or any Lender in any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding (each, an “Insolvency Proceeding”) involving any Borrower, the Guarantor or any other guarantor, including any election to have the Agent’s or any Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by the Agent or any Lender to any Borrower, the Guarantor or any other guarantor in any Insolvency Proceeding and the taking and holding by the Agent or any Lender of any security for any such extension of credit, (d) any sale, lease or transfer of any or all of the assets of any Borrower, the Guarantor or any other guarantor, or (e) any changes in the shareholders, partners or members of any Borrower, the Guarantor or any other guarantor; or any reorganization of any Borrower or the Guarantor.

Section 2.4.            Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Credit Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) any Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) (other than a defense based upon the actual payment of the Guaranteed Obligations sought to be enforced), which render the Guaranteed Obligations wholly or partially uncollectible from such Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (g) the Credit Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, (h) the failure of consideration for the granting of this Guaranty, (i) the expiration of any statute of limitations affecting the liability of the Guarantor hereunder, the liability of any Borrower or any guarantor under the Loan Documents; it being agreed that the Guarantor shall remain liable hereon regardless of whether any Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5.            Release of Obligors. Any full or partial release of the liability of any Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and the Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay the Guaranteed Obligations, or that the Agent or the Lenders will look to other Persons to pay the Guaranteed Obligations.

Section 2.6.            Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7.            Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, or the application by any Borrower of the proceeds of the Loans for purposes other than the purposes represented by such Borrower to the Agent and Lenders or intended or understood by the Agent and Lenders or Guarantor.

Section 2.8.            Care and Diligence. The failure of the Agent or any Lender to diligently exercise its rights and remedies under any of the Loan Documents, or to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of the Agent or any Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations, (d) to take any other acts or omissions of which vary, increase or decrease the risk on the Guarantor, other than any loss, damage liability or cost arising from the Agent’s or such Lender’s gross negligence or willful misconduct following the Agent’s taking title to the Collateral.

Section 2.9.            Lender Disclosure. The failure of the Agent or the Lenders to disclose to the Guarantor (a) any facts it may now or hereafter know regarding any Borrower, regardless of whether the Agent or the Lenders have reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor, the Guarantor acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of the Borrowers, or (b) any default, demand of performance or notice of acceleration to the Borrowers or any other Person with respect to the Loans or the Guaranteed Obligations.

Section 2.10.          Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

Section 2.11.          Offset. The Guaranteed Obligations and the liabilities and obligations of the Guarantor to the Agent hereunder shall not be reduced, discharged or released by reason of any existing or future right of offset, claim or defense (other than a defense based upon the actual payment of the Guaranteed Obligations sought to be enforced) of any Borrower against the Agent, any Lender or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.12.          Merger. The reorganization, merger or consolidation of any Borrower into or with any Person.

Section 2.13.          Preference. Any payment by any Borrower to the Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any reason the Agent or such Lender is required to refund such payment or pay such amount to such Borrower or someone else.

Section 2.14.          Attempted Revocation. Any revocation or repudiation hereof by the Guarantor or the revocation or repudiation of any of the Loan Documents by any Borrower or any other Person, including any right the Guarantor might have to revoke this Guaranty pursuant to the terms of any of the Loan Documents.

Section 2.15.          Surety Defenses. Any other suretyship defense that might, but for the terms hereof, be available to the Guarantor, including without limitation, any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of any Borrower.

Section 2.16.          Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, other than any loss, damage liability or cost arising from the Agent’s gross negligence or willful misconduct following the Agent’s taking title to the Collateral, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into the Loan Documents and extend credit to the Borrowers, the Guarantor represents and warrants to the Agent and the Lenders as follows, as of the date hereof, and as of each date that the Lenders make a Term Loan or Advance to any Borrower under the Credit Agreement:

Section 3.1.            Benefit. The Guarantor is an Affiliate of the Parent and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2.            Familiarity and Reliance. The Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrowers and is familiar with the value of any and all collateral intended to be created as security for the payment of the Loans or Guaranteed Obligations; however, the Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3.            No Representations by the Agent and Lenders. None of the Agent, the Lenders, nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.

Section 3.4.            Guarantor’s Financial Condition. As of the date hereof , and after giving effect to this Guaranty and the contingent obligation evidenced hereby, the Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

Section 3.5.            Legality. This Guaranty has been duly authorized by all necessary corporate action and the execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which the Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which the Guarantor is a party or which may be applicable to the Guarantor. This Guaranty is a legal and binding obligation of the Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6.            Financial Statements. Any and all balance sheets, net worth statements and other financial data that have been given or may be given to the Agent with respect to the Guarantor did or will, at the time of such delivery, fairly and accurately present the financial condition of the Guarantor in all material respects.

Section 3.7.            Representations and Warranties of Borrowers. All representations and warranties made by the Borrowers with respect to the Guarantor in the Credit Agreement are true and correct in all material respects.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1.            Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Borrowers to the Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of the Borrowers thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor. The Guarantor Claims shall include without limitation all rights and claims of the Guarantor against the Borrowers (arising as a result of subrogation or otherwise) as a result of the Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of a Default or an Event of Default, the Guarantor shall not receive or collect, directly or indirectly, from any Borrower or any other party any amount upon the Guarantor Claims.

Section 4.2.            Claims in Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision involving the Guarantor as debtor, the Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. The Guarantor hereby assigns such dividends and payments to the Agent for the benefit of the Lenders. Should the Agent receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to the Guarantor, and which, as between such Borrower and the Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to the Agent in full of the Guaranteed Obligations, the Guarantor shall become subrogated to the rights of the Agent to the extent that such payments to the Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Agent had not received dividends or payments upon the Guarantor Claims.

Section 4.3.            Payments Held in Trust. Notwithstanding anything to the contrary in this Guaranty, in the event that the Guarantor shall receive any funds, payments, claims or distributions which are prohibited by this Guaranty, the Guarantor agrees to hold in trust for the Agent, an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay such funds, payments, claims and/or distributions promptly to the Agent, and the Guarantor covenants promptly to pay the same to the Agent.

Section 4.4.            Liens Subordinate. The Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon any Borrowers’ assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon such Borrowers’ assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of the Guarantor or the Agent presently exist or are hereafter created or attach. Until ninety one (91) days after the Obligations shall have been paid in full and the Guaranteed Obligations fully satisfied, without the prior written consent of the Agent, the Guarantor shall not (a) exercise or enforce any creditor’s right it may have against any Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of any Borrower held by the Guarantor.

ARTICLE V

MISCELLANEOUS

Section 5.1.            No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Agent or any Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Section 5.2.            Enforcement. The Agent shall have the right to enforce this Guaranty in separate actions against the Guarantor, or by an action against any other Person liable for the Guaranteed Obligations.

Section 5.3.            Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 5.4.            Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

Section 5.5.            Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that the Guarantor may not, without the prior written consent of the Agent, assign any of its rights, powers, duties or obligations hereunder.

Section 5.6.            Headings. Article, Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

Section 5.7.            Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.8.            Telefacsimile Execution. Delivery of an executed signature page to this Guaranty by telefacsimile shall be equally as effective as delivery of an original executed signature page of this Guaranty. Any party delivering an executed signature page of this Guaranty by telefacsimile also shall deliver an original executed signature page of this Guaranty but the failure to deliver an original executed signature page shall not affect the validity, enforceability, and binding effect of this Guaranty.

Section 5.9.            Rights and Remedies. If the Guarantor becomes liable for any indebtedness owing by any Borrower to the Agent or Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the Agent hereunder shall be cumulative of any and all other rights that the Agent and the Lenders may ever have against the Guarantor. The exercise by the Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.10.          Complete Agreement. This Guaranty, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

Section 5.11.          Cooperation. The Guarantor acknowledges that the Agent and its successors and assigns may, subject to any applicable limitations set forth in the Credit Agreement assign, or sell participations in, its rights under the Credit Agreement pursuant to the terms thereof. The Guarantor shall reasonably cooperate with the Agent and Lenders in effecting any such assignment or participation.

Section 5.12.          Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest on the Term Loans, any amount payable on the Advances or any other amount payable by any Borrower under the Loan Documents relating to the Term Loans or the Advances is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

Section 5.13.          Survival. Notwithstanding anything to the contrary contained in this Guaranty or in any other Loan Document, this Guaranty shall continue in full force and effect until full indefeasible payment of the Guaranteed Obligations.

Section 5.14.          Choice of Law and Venue; Judicial Reference; Waiver of Jury Trial; Service of Process.

(a)           THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

(b)           THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN LOS ANGELES COUNTY AND OF THE FEDERAL COURTS LOCATED IN THE CENTRAL DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE GUARANTOR HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON IT AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS GUARANTY OR ANY LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS ASSETS OR PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTOR OR ITS ASSETS OR PROPERTIES MAY BE LOCATED OR IN WHICH IT OTHERWISE MAY BE SUBJECT TO JURISDICTION.

(c)           THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO (i) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE LOAN DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION; (ii) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; AND (iii) ANY RIGHT IT MAY HAVE, HOWEVER ARISING, TO REMOVE OR TRANSFER ANY SUIT, ACTION OR PROCEEDING BROUGHT AGAINST IT IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY LOAN DOCUMENT IN A STATE COURT OF THE UNITED STATES OF AMERICA TO ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA IF SUCH FEDERAL COURT OF THE UNITED STATES OF AMERICA WOULD NOT HAVE OR ACCEPT JURISDICTION THEREOF.

(d)           ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES CONCERNING THIS GUARANTY AND THE MATTERS CONTEMPLATED HEREBY (EACH A “CLAIM”), ARISING IN A PROCEEDING IN CALIFORNIA STATE COURT INCLUDING

ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF THE AGENT, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY.

(e)           OTHER THAN WITH RESPECT TO ANY PROCEEDING IN THE STATE COURTS OF CALIFORNIA, THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

(f)            THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE ADMINISTRATIVE BORROWER, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS GUARANTY OR THE LOAN DOCUMENTS. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE GUARANTOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT. THE GUARANTOR SHALL TAKE SUCH ACTIONS AS ARE REASONABLE, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL FURTHER AGREEMENTS, INSTRUMENTS AND OTHER DOCUMENTS AS MAY BE NECESSARY, TO FULLY IMPLEMENT AND EFFECT SUCH APPOINTMENTS AND TO CONTINUE THEM IN FULL FORCE AND EFFECT. THE GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS

GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE GUARANTOR IRREVOCABLY AGREES AND UNDERTAKES TO ENTER ITS UNCONDITIONAL APPEARANCE WITHIN FORTY-FIVE (45) DAYS AFTER THE COMPLETION OF SERVICE ON THE AUTHORIZED AGENT AS PROVIDED IN THIS SECTION.

Section 5.15.          Notices. All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement. All notices and other communications hereunder to the Guarantor shall be in writing and shall be (a) personally delivered, (b) sent by overnight courier of international reputation, (c) transmitted by telecopy, or (d) sent as electronic mail, to the following (or at such other business address, telecopier number, or e-mail address as the Guarantor may hereafter designate in writing to the other parties hereto):

XCEL Japan Ltd.
KEC Bldg, 9F
25-18, Higashi, Gitanda 5-Chome
Shinagawa-ku, Tokyo 141-0022
Japan

With a copy to:	Emrise Corporation
9485 Haven Avenue, Suite 100
Rancho Cucamonga, CA 91730
Attn: D. John Donovan

Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, CA 92626
Attn: Larry A. Cerutti, Esq.
Fax No.: (714) 546-9035

Section 5.16.          Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first set forth above.

GUARANTOR:

XCEL JAPAN LTD.

By:	/S/ SHIGEO FUJII
Name:	Shigeo Fujii
Title:	Managing Director and Director

Acknowledged and agreed:

AGENT AND ARRANGER:

GVEC RESOURCE IV INC.

By:	/S/ ROBERT J. ANDERSON
Name:	Robert J. Anderson
Title:	Authorized Signatory

By:	/S/ PETER PAUL MENDEL
Name:	Peter Paul Mendel
Title:	Authorized Signatory